Exhibit 16.1

March 23, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Forty Seven, Inc. pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Forty Seven, Inc. dated March 23, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Attachment

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110
T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of Independent Registered Public Accounting Firm

We dismissed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm on December 5, 2017. The decision to dismiss PwC was approved by our board of directors.

The report of PwC on the financial statements for 2016 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. During 2016, and the subsequent period through December 5, 2017, (1) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on our financial statements for the year ended December 31, 2016, and (2) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified in our internal control over financial reporting related to our accounting for complex transactions and our timing of recognition of research and development expenses.

We have provided PwC with a copy of the disclosures set forth under the heading “Changes in Independent Registered Public Accounting Firm” included in this prospectus and have requested that PwC furnish a letter addressed to the SEC stating whether or not PwC agrees with statements related to them made by us under the heading “Change in Independent Registered Public Accounting Firm” in this prospectus. A copy of that letter is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

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